UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 28, 2013

GWG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	None	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

(877) 494-2388
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 28, 2013, GWG Holdings, Inc. entered into a new Purchase and Sale Agreement with Athena Securities Limited and Athena Securities Group Limited.  The June 28, 2013 agreement terminated the parties’ original Purchase and Sale Agreement dated July 11, 2011.  Under the new agreement, GWG Holdings appointed Athena Securities Group Limited (i) as GWG Holdings’ exclusive representative for the offer and sale of GWG Holdings’ Renewable Secured Debentures in Ireland, and (ii) as a distributor for the offer and sale of those debentures in Europe and the Middle East, in each case until May 8, 2014.   Any compensation payable to Athena Securities Group Limited will be in accordance with the compensation disclosures set forth in GWG Holdings’ prospectus for the offering filed with the SEC on dated June 4, 2013.  In addition, the new agreement effected the sale by Athena Securities Limited to GWG Holdings of 865,000 shares of GWG Holdings’ common stock, and GWG Holdings’ sale back to Athena Securities Group Limited of certain shares of GWG Securities International Public Limited Company (formerly known as Athena Structured Funds PLC) originally transacted under the original July 11, 2011 agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

See Item 1.01 above.  In addition, by virtue of its sale of shares of GWG Securities International Public Limited Company, GWG Holdings is no longer a party to that certain Shareholders’ Agreement relating to GWG Securities International Public Limited Company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Purchase and Sale Agreement among GWG Holdings, Inc., Athena Securities Limited, Athena Securities Group Limited and GWG Securities International Public Limited Company, dated June 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings Inc.

Date: July 3, 2013	By:	/s/ Jon Sabes
Jon Sabes, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement among GWG Holdings, Inc., Athena Securities Limited, Athena Securities Group Limited and GWG Securities International Public Limited Company, dated June 28, 2013.